UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

December 5, 2006

Date of Report (Date of earliest event reported)

SANMINA-SCI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21272	77-0228183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 North First Street

San Jose, California 95134

(Address of principal executive offices)

(408) 964-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
ITEM 8.01 OTHER EVENTS
SIGNATURE

ITEM 5.03  Amendments to Articles of Incorporation or Bylaws; Change in fiscal year

On December 4, 2006, the Company’s Board of Directors approved amendments to Article III, Section 2 of the Company’s Amended and Restated Bylaws to change the vote standard for the election of  directors from plurality to a majority of votes cast in uncontested elections. A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director.  In contested elections where the number of nominees exceeds the number of directors to be elected, the vote standard will continue to be a plurality of votes cast.

In addition, if a nominee who already serves as a director is not elected, the director shall offer to tender his or her resignation to the Board.   The Corporate Governance and Nominating Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken.  The director who tenders his or her resignation will not participate in the Board’s decision. If the failure of a nominee to be elected at the annual meeting results in a vacancy on the Board, that vacancy can be filled by action of the Board.

The amended bylaws are effective as of December 4, 2006.

ITEM 8.01  Other Events

On December 4, 2006, the Board established the position of lead independent director, appointed Wayne Shortridge to serve in that capacity and adopted a Charter of the Lead Independent Director. The duties of the lead independent director include functioning as a liaison with the Chairman, assisting committee chairs, presiding at executive sessions and recommending outside advisors and consultants.  Mr. Shortridge has served as a member of the Board since December 2001. He serves on the Compensation Committee and the Nominating and Corporate Governance Committee of the Board, and is the Chairman of the Nominating and Corporate Governance Committee.

In addition, the Board amended the Corporate Governance Guidelines to add provisions relating to the position of lead independent director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SANMINA-SCI CORPORATION

Date: December 5, 2006	By:	/s/ David L. White
David L. White
Executive Vice President and Chief Financial Officer